                                                                  EXHIBIT 10.1.5

                             FIRST AMENDMENT TO THE
                           WESTERN DIGITAL CORPORATION
                           EMPLOYEE STOCK OPTION PLAN

        This First Amendment (the "Amendment") to the Western Digital Corporation Employee Stock Option Plan (the "Plan") is made this 6th day of April, 2001 by Western Digital Corporation (the "Company"), the sponsoring employer of the Plan.

        WHEREAS, the terms of the Plan are set forth in an amended and restated version of the Plan document that was adopted on November 5, 1998; and

        WHEREAS, Section 7 of the Plan authorizes the Company to amend the Plan by action of its Board of Directors; and

        WHEREAS, contemporaneous with the execution hereof, the Company, Western Digital Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Holdings") and WD Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Merger Sub"), are entering into an Agreement and Plan of Merger to Form Holding Company, dated April 6, 2001 (the "Merger Agreement"), pursuant to which (i) Merger Sub will be merged into the Company, (ii) all of the Company's outstanding capital stock will be converted on a share for share basis into capital stock of Holdings, (iii) the stockholders of the Company will become stockholders of Holdings, and (iv) the Company will become a wholly-owned subsidiary of Holdings (the "Merger"); and

        WHEREAS, by virtue of the Merger, all of the Company's outstanding capital stock will be converted, on a share for share basis, into capital stock of Holdings, and as a result, each stockholder of the Company will become the owner of an identical number of shares of capital stock of Holdings; and

        WHEREAS, in connection with the Merger, Holdings will change its name to "Western Digital Corporation" and the Company will change its name to "Western Digital Technologies, Inc."; and

        WHEREAS, the Company desires to assign sponsorship of the Plan, its duties as Plan administrator, and all other Plan related rights and obligations to Holdings, and Holdings is desirous of accepting such assignment.

        NOW, THEREFORE, the Plan is amended as follows:

        1. The Company hereby assigns to Holdings, and Holdings hereby assumes sponsorship of the Plan, appointment as Plan administrator, and all of the other rights and obligations of the Company under the Plan.

        2. This Amendment shall be effective as of the consummation of the Merger.

        3. Except as expressly provided herein above, the provisions of the Plan shall continue in full force and effect as set forth herein.

        IN WITNESS WHEREOF, the Company and Holdings have each caused this First Amendment to the Plan to be executed by its duly authorized officer on this 6th day of April, 2001.

                                            WESTERN DIGITAL CORPORATION

                                            By:  /s/ MICHAEL CORNELIUS
                                            Name: Michael Cornelius
                                            Title:


                                            WESTERN DIGITAL HOLDINGS, INC.

                                            By:  /s/ MICHAEL CORNELIUS
                                            Name: Michael Cornelius
                                            Title:



                                       2